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                                                                     EXHIBIT 5.1


                                  May 22, 1998

Glenborough Properties, L.P.
400 S. El Camino Real
San Mateo, CA 94402-1708

Dear Ladies and Gentlemen:

     In connection with the registration of $150,000,000 aggregate principal amount of 7 5/8% Senior Notes due 2005 (the "Exchange Notes") by Glenborough Properties, L.P., a California limited partnership (the "Operating Partnership") under the Securities Act of 1933, as amended (the "Act"), on Form S-4 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Exchange Notes will be offered in exchange for like principal amounts of outstanding 7 5/8% Senior Notes due 2005 (the "Old Notes"). The Exchange Notes will be issued pursuant to an indenture and supplement thereto (collectively, the "Indenture") each dated as of March 23, 1998 among the Operating Partnership, Glenborough Realty Trust Incorporated and Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Trustee").

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Operating Partnership in connection with the authorization and issuance of the Exchange Notes, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

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Glenborough Properties, L.P.
May 22, 1998
Page 2


     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when (a) the Indenture under which the Exchange Notes will be issued, has been qualified under the Trust Indenture Act of 1939, as amended, (b) the Exchange Notes have been executed by the Operating Partnership and authenticated by the Trustee in accordance with the terms of the Indenture, and (c) the Exchange Notes have been delivered in exchange for the Old Notes in the manner and for the consideration stated in the Registration Statement and the Indenture, the Exchange Notes will constitute valid and binding obligations of the Operating Partnership.

     To the extent that the obligations of the Operating Partnership under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ Morrison & Foerster LLP